Exhibit 10.1

FIRST AMENDMENT TO LETTER AGREEMENT

THIS FIRST AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is made and entered into as of January 15, 2017 (the “Effective Date”), by and between Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”) and Hudson Bay Master Fund Ltd. (the “Investor”). The Company and the Investor are sometimes individually referred to herein as a “Party” and together as the “Parties.” Capitalized terms used but not defined herein shall have the meanings as set forth in the Letter Agreement (as defined below).

RECITALS

WHEREAS, the Parties previously entered into that certain Letter Agreement dated December 1, 2016 (the “Letter Agreement”), with respect to the Conversion Price Reduction of the Investor’s senior secured convertible note; and

WHEREAS, the Parties have agreed to extend certain deadlines under the Letter Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to amend the Letter Agreement as follows:

AGREEMENT

1.            Amendment. The first two (2) sentences of the third paragraph of the Letter Agreement are hereby amended and restated in their entirety to read as follows:

“If any Notes remain outstanding as of February 15, 2017, the Company shall irrevocably deliver either a Mandatory Conversion Notice or a Company Optional Redemption Notice, at the Company’s option (the “Election”), to each holder of Notes then outstanding (with a request to waive the Maximum Mandatory Conversion Amount, the Maximum Mandatory Share Amount and any Equity Conditions Failure, if any) with respect to all of the Conversion Amount of the Note of each such Holder then outstanding; provided, that same Election shall be made with respect to each holder of Notes then outstanding. Notwithstanding the foregoing, (x) if any Notes remain outstanding on February 15, 2017 and the Company shall have failed to make the Election with respect to all of the Conversion Amount of the Notes then outstanding, the Company shall be deemed to have delivered a Mandatory Conversion Notice to each holder of Notes then outstanding (with a request to waive the Maximum Mandatory Conversion Amount, the Maximum Mandatory Share Amount and any Equity Conditions Failure, if any) with respect to all of the Conversion Amount of the Note of each such Holder then outstanding and (y) if the Company elects to effect a Company Optional Redemption of the Notes, the Investor consents, in lieu of the payment of the Company Optional Redemption Price of any Note held by Palladium Capital Advisors LLC, to the exchange of such Note into an unsecured convertible note, which shall (other than being unsecured) be identical to such Note (including, without limitation, with identical outstanding principal and interest thereunder) and shall be permitted indebtedness under the new senior secured convertible notes issued to the Investor pursuant to that certain Securities Purchase Agreement, dated December 1, 2016.”

2.     Consideration. In consideration for this Amendment, the Company hereby agrees to pay the Investor the sum of $25,000, by wire transfer of immediately available funds, on or before January 17, 2017.

3.     Disclosure. The Company shall, on or before 8:30 a.m., New York City time, on the first business day after the date of this Amendment, issue a press release and Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Amendment as an exhibit thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any letter, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

4.     Counterparts; Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Facsimile or other electronically scanned and transmitted signatures (including by email attachment) shall be deemed originals and shall constitute the valid execution and acceptance of this Amendment by the signing/transmitting Party.

5.     No Other Amendments. Except as specifically modified or amended by this Amendment, the terms and provisions of the Letter Agreement shall remain unmodified and continue in full force and effect.

6.     Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of, the State of New York, without regard to its principles of conflicts of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

COMPANY:

HELIOS AND MATHESON ANALYTICS INC.

By:/s/ Stuart Benson

Name: Stuart Benson

Title: Chief Financial Officer

INVESTOR:

HUDSON BAY MASTER FUND LTD.

By:/s/ Yoav Roth

Name: Yoav Roth

Title: Authorized Signatory

[Signature Page to First Amendment to Letter Agreement (Re: Conversion Price Reduction)]